UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2012
Date of Report (Date of Earliest Event Reported)

COMM 2012-LC4 Mortgage Trust
(Exact name of issuing entity)

German American Capital Corporation
(Exact name of sponsor as specified in its charter)

Ladder Capital Finance LLC
(Exact name of sponsor as specified in its charter)

Guggenheim Life and Annuity Company
(Exact name of sponsor as specified in its charter)

Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-172143-03	04-3310019
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

60 Wall Street
New York, New York
(Address of principal executive offices)

(212) 250-2500
Registrant’s telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 20, 2012, Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2012 (the “Pooling and Servicing Agreement”), among the Depositor, as depositor, Wells Fargo Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Park Bridge Lender Services LLC, as operating advisor, Deutsche Bank Trust Company Americas, as certificate administrator, paying agent and custodian, and U.S. Bank National Association, as trustee, of COMM 2012-LC4 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Certificates”).

The Certificates will consist of the following classes, designated as (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B and Class C Certificates (collectively, the “Public Certificates”), (ii) the Class X-A, Class X-B, Class D, Class E, Class F, Class G, Class R Class LR, Class V and Class HP Certificates (collectively, the “Private Certificates”) and the Class X-ALA Certificates.

All of the Public Certificates, having an aggregate initial principal amount of $829,492,000, were sold to Deutsche Bank Securities, Inc. (“DBSI”), Guggenheim Securities, LLC (“Guggenheim”), Ladder Capital Securities LLC (“LCS”), Morgan Stanley & Co. LLC (“Morgan”) and RBS Securities Inc. (“RBS”, and together with DBSI, Guggenheim, LCS and Morgan, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of March 1, 2012 (the “Underwriting Agreement”), among the Depositor, the Underwriters and German American Capital Corporation (“GACC”).  DBSI is acting as the lead managers.  The Public Certificates were offered by the Underwriters for sale to the public, pursuant to the Depositor’s Base Prospectus, dated March 1, 2012, as supplemented by the Prospectus Supplement, dated March 1, 2012, in negotiated transactions or otherwise at varying prices determined at the time of sale.

All of the Private Certificates, having an aggregate initial principal amount of $121,776,017, were sold to DBSI, Guggenheim and LCS (the “Initial Purchasers”), pursuant to a Purchase Agreement, dated as of March 1, 2012, between the Depositor and the Initial Purchasers.  The Class X-ALA Certificates were sold to Guggenheim Life and Annuity Company (“GLAC”).  The Private Certificates were sold in a private placement transactions exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.

The Certificates represent, in the aggregate, the entire beneficial ownership in COMM 2012-LC4 Mortgage Trust (the “Issuing Entity”), a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement.  The assets of the Issuing Entity consist primarily of 43 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 67 commercial, multifamily and manufactured housing community properties.  The Mortgage Loans were acquired by the Depositor from (i) GACC, pursuant to a Mortgage Loan Purchase Agreement, dated as of March 20, 2012 (the “GACC Mortgage Loan Purchase Agreement”), between the Depositor and GACC, (ii) Ladder Capital Finance LLC (“Ladder”), pursuant to a Mortgage Loan Purchase Agreement, dated as of March 20, 2012 the “Ladder Mortgage Loan Purchase Agreement”), between the Depositor and Ladder and (iii) GLAC, pursuant to a Mortgage Loan Purchase Agreement, dated as of March 20, 2012 (together with the GACC Mortgage Loan Purchase Agreement and the Ladder Mortgage Loan Purchase Agreement, the “Mortgage Loan Purchase Agreements”), between the Depositor and GLAC.

The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Depositor from GACC, Ladder and Guggenheim.  The net proceeds to the Depositor of the offering of the Certificates, after deducting expenses payable by the Depositor in connection with the issuance and distribution of the Certificates of $7,866,319, were approximately $1,400,253,347.  Of the expenses paid by the Depositor, approximately $318,523 were paid directly to affiliates of the Depositor, $164,748 in the form of fees were paid to the Underwriters and the Initial Purchasers, and $7,447,797 were other expenses.  All of the foregoing expense amounts are the Depositor's reasonable estimates of such expenses.  No underwriting discounts and commissions or finder's fees were paid by the Depositor.

Further information regarding such sales has been previously provided on the Depositor's Current Report on Form 8-K, filed March 19, 2012 (including, as to the price per class of Public Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its Prospectus Supplement, dated March 1, 2012 to the

Prospectus, dated March 1, 2012.  The related registration statement (file no. 333-172143) was originally declared effective on June 17, 2011.

The Pooling and Servicing Agreement, the Underwriting Agreement and the Mortgage Loan Purchase Agreements are attached as exhibits to the Depositor’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2012.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit 5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated March 20, 2012.
Exhibit 8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated March 20, 2012 (included as part of Exhibit 5).
Exhibit 23	Consent Opinion of Cadwalader, Wickersham & Taft LLP, dated March 20, 2012 (included as part of Exhibit 5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
(Registrant)
Date: March 20, 2012
	By:	/s/ R. Christopher Jones
Name: R. Christopher Jones
Title: Director

	By:	/s/ Natalie D. Grainger
Name: Natalie D. Grainger
Title: Vice President